EXHIBIT 99.1


                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               326 Peruvian Avenue
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



May 17, 2004



Elva International, Inc.
West Palm Beach, FL   33401



Gentlemen:


We are unable to complete the review of the financial statements of Elva International, Inc. as of March 31, 2004 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.


Sincerely,


/s/Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.